FLEXIBLE PREMIUM VARIABLE LIFE
$425,000 FACE AMOUNT

MALE, ISSUE AGE 35, STANDARD, NON-TOBACCO USER UNDERWRITING RISK
CLASS

OPTION A DEATH BENEFIT
PLANNED ANNUAL PREMIUM:  $3,500
USING CURRENT CHARGES, 6% GROSS INTEREST RATE

THE TABLE BELOW SHOWS THE MONTHLY PROGRESS OF THE POLICY ACCOUNT VALUE, THE CASH SURRENDER VALUE, AND THE DEATH BENEFIT FROM BEGINNING TO END OF YEAR 5. THE POLICY ACCOUNT VALUE AT THE END OF YEAR 4 IS $10,614.


                 BEGINNING OF     BEGINNING          GROSS
                 MONTH POLICY     OF MONTH          PREMIUM     NET        ADMINISTRATIVE   COST OF INSURANCE    NET INVESTMENT
YEAR   MONTH     ACCOUNT VALUE    DEATH BENEFIT       PAID     PREMIUM         CHARGE            CHARGE             EARNINGS
-------------------------------------------------------------------------------------------------------------------------------
 5      49        $ 10,614        $ 425,000         $ 3,500     $ 3,290        $   7            $  72.97            $ 42.93
 5      50        $ 13,866        $ 425,000         $   -       $   -          $   7            $  72.98            $ 42.82
 5      51        $ 13,829        $ 425,000         $   -       $   -          $   7            $  72.98            $ 42.70
 5      52        $ 13,792        $ 425,000         $   -       $   -          $   7            $  72.99            $ 42.59
 5      53        $ 13,755        $ 425,000         $   -       $   -          $   7            $  73.00            $ 42.47
 5      54        $ 13,717        $ 425,000         $   -       $   -          $   7            $  73.00            $ 42.35
 5      55        $ 13,679        $ 425,000         $   -       $   -          $   7            $  73.01            $ 42.24
 5      56        $ 13,642        $ 425,000         $   -       $   -          $   7            $  73.02            $ 42.12
 5      57        $ 13,604        $ 425,000         $   -       $   -          $   7            $  73.02            $ 42.00
 5      58        $ 13,566        $ 425,000         $   -       $   -          $   7            $  73.03            $ 41.88
 5      59        $ 13,528        $ 425,000         $   -       $   -          $   7            $  73.04            $ 41.77
 5      60        $ 13,489        $ 425,000         $   -       $   -          $   7            $  73.04            $ 41.65


                 CUSTOMER LOYALTY   END OF MONTH POLICY   SURRENDER      END OF MONTH CASH
YEAR   MONTH         CREDIT            ACCOUNT VALUE        CHARGE        SURRENDER VALUE
-------------------------------------------------------------------------------------------
 5      49           $   -              $ 13,866            $ 2,676           $ 11,190
 5      50           $   -              $ 13,829            $ 2,676           $ 11,153
 5      51           $   -              $ 13,792            $ 2,676           $ 11,116
 5      52           $   -              $ 13,755            $ 2,676           $ 11,079
 5      53           $   -              $ 13,717            $ 2,676           $ 11,041
 5      54           $   -              $ 13,679            $ 2,676           $ 11,003
 5      55           $   -              $ 13,642            $ 2,676           $ 10,966
 5      56           $   -              $ 13,604            $ 2,676           $ 10,928
 5      57           $   -              $ 13,566            $ 2,676           $ 10,890
 5      58           $   -              $ 13,528            $ 2,676           $ 10,852
 5      59           $   -              $ 13,489            $ 2,676           $ 10,813
 5      60           $   -              $ 13,451            $ 2,676           $ 10,775


CALCULATION OF DEATH BENEFIT:

Under Option A, the Death Benefit is level and equal to the Face Amount. Under Option B, the Death Benefit is equal to the Face Amount plus the Policy Account Value. Under either Option, a higher Alternative Death Benefit may apply if the value in the policy reaches certain levels relative to the Face Amount. The Alternative Death Benefit is calculated by multiplying the Policy Account Value by a percentage specified in the policy. For example, in the beginning of policy month 49, the percentage is 250%. For this example, the Death Benefit is the maximum of $425,000 and 250%*$10,614 = $26,535. Therefore, the Death Benefit is $425,000.

CALCULATION OF NET PREMIUM:

The Net Premium equals the Gross Premium paid less the Premium Charge. The Premium Charge is 6% of each premium payment. Currently, we reduce this charge to 3% of each premium payment after an amount equal to ten Target Premiums has been paid. The Target Premium is actuarially determined for each policy, based on that policy's characteristics. For this hypothetical insured, the Target Premium is $3,494, so ten Target Premiums is $34,935. The policy has paid 5 premiums of $3,500, or $17,500. Hence, the insured has not yet paid 10 Target Premiums and the Premium Charge is 6%. Therefore, the Net Premium = Gross Premium*(1-Premium Charge) = $3,500*(1-.06) = $3,290.

CALCULATION OF CHARGES:

The Monthly Administrative Charge is $20 in each of the policy's first 12 months and a maximum charge of $10 in each subsequent month (currently we charge $7). Therefore, for this example, the Monthly Administrative Charge is equal to $7. On a guaranteed basis, the Monthly Administrative Charge would be $10.

The current Monthly Cost of Insurance Charge is determined by multiplying the current Cost of Insurance rate by the amount we have at risk under the policy. The Cost of Insurance rate varies depending on the specifics of the policy and the policy year. The maximum rates charged are set forth in the policy. The amount at risk is the difference between (a) the Death Benefit and (b) the then Total Account Value under the policy. For example, in policy month 49, the current Monthly Cost of Insurance rate is 0.00017750. Therefore, the Cost of Insurance Charge is 0.00017750*($425,000-($10,614+$3,290-$7)) = $72.97. On a
guaranteed basis, the maximum monthly rate for this insured is 0.00017833 and the maximum Monthly Cost of Insurance Charge would be 0.00017833*($425,000-($10,614+$3,290-$7)) = $73.31.

               00531 IL99 Agent Monthly Hypothetical Illustration

CALCULATION OF NET INVESTMENT EARNINGS AND CUSTOMER LOYALTY CREDIT:

This illustration assumes that all of the Account Value is invested in Portfolios that achieve investment returns at a constant hypothetical gross annual rate of 6% (i.e., before any investment management fees, mortality and expense risk charges, and other expenses of all of the underlying Portfolio assets). The net rate of return takes into consideration investment management fees equivalent to an annual charge of 0.76%, an assumed average asset charge for all other expenses of the underlying Portfolios equivalent to an effective annual rate of 0.73%, plus the daily charge for mortality and expense risks. The charge for mortality and expense risks is equivalent to a current annual charge of 0.60%, and is guaranteed not to exceed 0.90%. After the deduction of the arithmetic average of the investment management fees, mortality and expense risk charges, and other expenses of all of the underlying Portfolios, the corresponding net annual rate of return on a current basis would be 3.79%. On a guaranteed basis, the net annual rate of return would be 3.47%. Before the deduction of the mortality and expense risk charges, the net rate on both a current and guaranteed basis would be 4.43%, as shown in the prospectus.

The Monthly Net Investment Earnings is the monthly net rate of return times the Policy Account Value. The monthly net rate of return for this illustration is 0.3106%. The Net Investment Earnings in policy month 49, for example, is (0.3106%)*($10,614+$3,290-$7-$72.97) = $42.93.

If the gross annual rate of return were 0%, the net annual rate of return would be -2.08% on a current basis and -2.38% on a guaranteed basis (or -1.49% on a current and guaranteed basis before mortality and expense risk charges). Similarly, if the gross annual rate of return were 12%, the net annual rate of return would be 9.67% on a current basis and 9.33% on a guaranteed basis (or 10.34% on a current and guaranteed basis before mortality and expense risk charges).

A Customer Loyalty Credit is provided for policies that have been inforce for more than six years. This is added to the Policy Account Value each month. The dollar amount of the credit is a percentage of the Total Amount in our investment options (not including any value we are holding as collateral for any policy loans). The percentage credit is currently at an annual rate of 0.60% beginning in the policy's seventh year. This credit is not guaranteed, however. Because the illustration shown above is for policy year 5, the Customer Loyalty Credit is $0.00.

CALCULATION OF POLICY ACCOUNT VALUE:

The end of month Policy Account Value is equal to the beginning of month Policy Account Value plus the Net Premium, less Charges, plus Net Investment Earnings and Customer Loyalty Bonus. For example, in policy month 49, the end of month Policy Account Value is $10,614+$3,290-$7-$72.97+$42.93+$0 = $13,866.

CALCULATION OF CASH SURRENDER VALUE:

A Surrender Charge is deducted from the Account Value if the policy is surrendered during the first 15 policy years. The Cash Surrender Value is the Policy Account Value less the Surrender Charge. The amount of the Surrender Charge is set forth in the policy. For example, in policy month 49, the Surrender Charge for this illustration is $2,676. The Cash Surrender Value at the end of policy month 49 is $13,866-$2,676 = $11,190.

CALCULATION DIFFERENCES IN OTHER YEARS:

- Death Benefit: In later years, the Policy Account Value may become large enough such that the higher Alternative Death Benefit would apply and thus increase the Death Benefit payable.

- Net Premium: Once the policyholder has paid the equivalent of 10 Target Premiums, or $34,935 in this illustrative example, the premium charge on a current basis may be reduced to 3% and thus the Net Premium would be equal to the Gross Premium * (1-.03).

-   Monthly Charges:

    - The Monthly Administrative Charge is the same in years 2 through 10, and in years 11 and later. The calculation of the charges in year 1, years 2 through 10, and years 11 and later is described above.

    - As described above, the Monthly Cost of Insurance Charge depends on the Cost of Insurance Rate and the amount we have at risk under the policy. The Cost of Insurance Rate generally increases from one policy year to the next. This happens automatically because of the insured person's increasing age. The amount we have at risk under the policy may increase or decrease over time. If the amount we have at risk under the policy increases, the Monthly Cost of Insurance Charge will increase.

- Net Investment Earnings and Customer Loyalty Credit: The monthly Net Investment Earnings is the monthly net rate of return times the Policy Account Value. The monthly net rate of return does not vary by year for this illustration. If the Policy Account Value increases or decreases, the Net Investment Earnings will increase or decrease, respectively. As mentioned above, the Customer Loyalty Credit is added to the Account Value each month beginning in the poliy's seventh year.

- Policy Account Value: The calculation of the Policy Account Value does not vary by year. The Policy Account Value will increase or decrease over time depending on the Net Premiums paid, the Charges deducted, the Net Investment Earnings, and the Customer Loyalty Credit.

- Cash Surrender Value: The Surrender Charge is level in years 1 through 8 and then decreases each month until the end of year 15, after which is it zero. The decrease in the Surrender Charge may increase the Cash Surrender Value, depending on the Policy Account Value. After year 15, the Cash Surrender Value will be equal to the Policy Account Value.

               00531 IL99 Agent Monthly Hypothetical Illustration

FLEXIBLE PREMIUM VARIABLE LIFE
$425,000 FACE AMOUNT

MALE, ISSUE AGE 35, STANDARD, NON-TOBACCO USER UNDERWRITING RISK
CLASS

OPTION A DEATH BENEFIT
PLANNED ANNUAL PREMIUM:  $3,500
USING CURRENT CHARGES, 6% GROSS INTEREST RATE

THE TABLE BELOW SHOWS THE MONTHLY PROGRESS OF THE POLICY ACCOUNT VALUE, THE CASH SURRENDER VALUE, AND THE DEATH BENEFIT FROM BEGINNING TO END OF YEAR 5. THE POLICY ACCOUNT VALUE AT THE END OF YEAR 4 IS $10,619.

                 BEGINNING OF     BEGINNING          GROSS
                 MONTH POLICY     OF MONTH          PREMIUM       NET        ADMINISTRATIVE   COST OF INSURANCE    NET INVESTMENT
YEAR   MONTH     ACCOUNT VALUE    DEATH BENEFIT       PAID      PREMIUM          CHARGE            CHARGE             EARNINGS
-------------------------------------------------------------------------------------------------------------------------------
 5      49        $ 10,619         $ 425,000        $ 3,500     $ 3,290          $   7            $ 72.97             $ 43.19
 5      50        $ 13,873         $ 425,000        $   -       $   -            $   7            $ 72.98             $ 43.07
 5      51        $ 13,836         $ 425,000        $   -       $   -            $   7            $ 72.98             $ 42.96
 5      52        $ 13,799         $ 425,000        $   -       $   -            $   7            $ 72.99             $ 42.84
 5      53        $ 13,762         $ 425,000        $   -       $   -            $   7            $ 73.00             $ 42.73
 5      54        $ 13,724         $ 425,000        $   -       $   -            $   7            $ 73.00             $ 42.61
 5      55        $ 13,687         $ 425,000        $   -       $   -            $   7            $ 73.01             $ 42.49
 5      56        $ 13,649         $ 425,000        $   -       $   -            $   7            $ 73.02             $ 42.38
 5      57        $ 13,612         $ 425,000        $   -       $   -            $   7            $ 73.02             $ 42.26
 5      58        $ 13,574         $ 425,000        $   -       $   -            $   7            $ 73.03             $ 42.14
 5      59        $ 13,536         $ 425,000        $   -       $   -            $   7            $ 73.04             $ 42.02
 5      60        $ 13,498         $ 425,000        $   -       $   -            $   7            $ 73.04             $ 41.90

                 CUSTOMER LOYALTY     END OF MONTH POLICY      SURRENDER       END OF MONTH CASH
YEAR   MONTH          CREDIT             ACCOUNT VALUE           CHARGE         SURRENDER VALUE
-------------------------------------------------------------------------------------------------
 5      49           $     -              $ 13,873              $ 2,676            $ 11,197
 5      50           $     -              $ 13,836              $ 2,676            $ 11,160
 5      51           $     -              $ 13,799              $ 2,676            $ 11,123
 5      52           $     -              $ 13,762              $ 2,676            $ 11,086
 5      53           $     -              $ 13,724              $ 2,676            $ 11,048
 5      54           $     -              $ 13,687              $ 2,676            $ 11,011
 5      55           $     -              $ 13,649              $ 2,676            $ 10,973
 5      56           $     -              $ 13,612              $ 2,676            $ 10,936
 5      57           $     -              $ 13,574              $ 2,676            $ 10,898
 5      58           $     -              $ 13,536              $ 2,676            $ 10,860
 5      59           $     -              $ 13,498              $ 2,676            $ 10,822
 5      60           $     -              $ 13,460              $ 2,676            $ 10,784


CALCULATION OF DEATH BENEFIT:

Under Option A, the Death Benefit is level and equal to the Face Amount. Under Option B, the Death Benefit is equal to the Face Amount plus the Policy Account Value. Under either Option, a higher Alternative Death Benefit may apply if the value in the policy reaches certain levels relative to the Face Amount. The Alternative Death Benefit is calculated by multiplying the Policy Account Value by a percentage specified in the policy. For example, in the beginning of policy month 49, the percentage is 250%. For this example, the Death Benefit is the maximum of $425,000 and 250%*$10,619=$26,548. Therefore, the Death Benefit is $425,000.

CALCULATION OF NET PREMIUM:

The Net Premium equals the Gross Premium paid less the Premium Charge. The Premium Charge is 6% of each premium payment. Currently, we reduce this charge to 3% of each premium payment after an amount equal to ten Target Premiums has been paid. The Target Premium is actuarially determined for each policy, based on that policy's characteristics. For this hypothetical insured, the Target Premium is $3,494, so ten Target Premiums is $34,935. The policy has paid 5 premiums of $3,500, or $17,500. Hence, the insured has not yet paid 10 Target Premiums and the premium charge is 6%. Therefore, the Net Premium = Gross Premium*(1-Premium Charge) = $3,500*(1-.06) = $3,290.

CALCULATION OF CHARGES:

The Monthly Administrative Charge is $20 in each of the policy's first 12 months and a maximum charge of $10 in each subsequent month (currently we charge $7). Therefore, for this example, the Monthly Administrative Charge is equal to $7. On a guaranteed basis, the Monthly Administrative Charge would be $10.

The current Monthly Cost of Insurance Charge is determined by multiplying the current Cost of Insurance rate by the amount we have at risk under the policy. The Cost of Insurance rate varies depending on the specifics of the policy and the policy year. The maximum rates charged are set forth in the policy. The amount at risk is the difference between (a) the Death Benefit and (b) the then Total Account Value under the policy. For example, in policy month 49, the current Monthly Cost of Insurance rate is 0.0001775. Therefore, the Cost of Insurance Charge is 0.0001775*($425,000-($10,619+$3,290-$7)) = $72.97. On a
guaranteed basis, the maximum monthly rate for this insured is 0.00017833 and the maximum Monthly Cost of Insurance Charge would be 0.00017833*($425,000-($10,619+$3,290-$7)) = $73.31.

                0538 IL99 ADL Monthly Hypothetical Illustration

CALCULATION OF NET INVESTMENT EARNINGS AND CUSTOMER LOYALTY CREDIT:

This illustration assumes that all of the Account Value is invested in Portfolios that achieve investment returns at a constant hypothetical gross annual rate of 6% (i.e., before any investment management fees, mortality and expense risk charges, and other expenses of all of the underlying Portfolio assets). The net rate of return takes into consideration investment management fees equivalent to an annual charge of 0.75%, an assumed average asset charge for all other expenses of the underlying Portfolios equivalent to an effective annual rate of 0.72%, plus the daily charge for mortality and expense risks. The charge for mortality and expense risks is equivalent to a current annual charge of 0.60%, and is guaranteed not to exceed 0.90%. After the deduction of the arithmetic average of the investment management fees, mortality and expense risk charges, and other expenses of all of the underlying Portfolios, the corresponding net annual rate of return on a current basis would be 3.81%. On a guaranteed basis, the net annual rate of return would be 3.50%. Before the deduction of the mortality and expense risk charges, the net rate on both a current and guaranteed basis would be 4.45%, as shown in the prospectus.

The Monthly Net Investment Earnings is the Monthly Net Rate of Return times the Policy Account Value. The monthly net rate of return for this illustration is 0.3123%. The Net Investment Earnings in policy month 49, for example, is (0.3123%)*($10,619+$3,290-$7-$72.97) = $43.19.

If the gross annual rate of return were 0%, the net annual rate of return would be -2.06% on a current basis and -2.36% on a guaranteed basis (or -1.47% on a current and guaranteed basis before mortality and expense risk charges). Similarly, if the gross annual rate of return were 12%, the net annual rate of return would be 9.69% on a current basis and 9.35% on a guaranteed basis (or 10.36% on a current and guaranteed basis before mortality and expense risk charges).

A Customer Loyalty Credit is provided for policies that have been inforce for more than six years. This is added to the Policy Account Value each month. The dollar amount of the credit is a percentage of the Total Amount in our investment options (not including any value we are holding as collateral for any policy loans). The percentage credit is currently at an annual rate of 0.60% beginning in the policy's seventh year. This credit is not guaranteed, however. Because the illustration shown above is for policy year 5, the Customer Loyalty Credit is $0.00.

CALCULATION OF POLICY ACCOUNT VALUE:

The end of month Policy Account Value is equal to the beginning of month Policy Account Value plus the Net Premium, less Charges, plus Net Investment Earnings and Customer Loyalty Credit. For example, in policy month 49, the end of month Policy Account Value is $10,619+$3,290-$7-$72.97+$43.19+$0 = $13,873.

CALCULATION OF CASH SURRENDER VALUE:

A Surrender Charge is deducted from the Account Value if the policy is surrendered during the first 15 policy years. The Cash Surrender Value is the Policy Account Value less the Surrender Charge. The amount of the Surrender Charge is set forth in the policy. For example, in policy month 49, the Surrender Charge for this illustration is $2,676. The Cash Surrender Value at the end of policy month 49 is $13,873-$2,676 = $11,197.

CALCULATION DIFFERENCES IN OTHER YEARS:

- Death Benefit: In later years, the Policy Account Value may become large enough such that the higher Alternative Death Benefit would apply and thus increase the Death Benefit payable.

- Net Premium: Once the policyholder has paid the equivalent of 10 Target Premiums, or $34,935 in this illustrative example, the premium charge on a current basis may be reduced to 3% and thus the Net Premium would be equal to the Gross Premium * (1-.03).

-    Monthly Charges:

     - The Monthly Administrative Charge is the same in years 2 through 10, and in years 11 and later. The calculation of the charges in year 1, years 2 through 10, and years 11 and later is described above.

     - As described above, the Monthly Cost of Insurance Charge depends on the Cost of Insurance Rate and the amount we have at risk under the policy. The Cost of Insurance Rate generally increases from one policy year to the next. This happens automatically because of the insured person's increasing age. The amount we have at risk under the policy may increase or decrease over time. If the amount we have at risk under the policy increases, the Monthly Cost of Insurance Charge will increase.

- Net Investment Earnings and Customer Loyalty Credit: The monthly Net Investment Earnings is the monthly net rate of return times the Policy Account Value. The monthly net rate of return does not vary by year for this illustration. If the Policy Account Value increases or decreases, the Net Investment Earnings will increase or decrease, respectively. As mentioned above, the Customer Loyalty Credit is added to the Account Value each month beginning in the poliy's seventh year.

- Policy Account Value: The calculation of the Policy Account Value does not vary by year. The Policy Account Value will increase or decrease over time depending on the Net Premiums paid, the Charges deducted, the Net Investment Earnings, and the Customer Loyalty Credit.

- Cash Surrender Value: The Surrender Charge is level in years 1 through 8 and then decreases each month until the end of year 15, after which is it zero. The decrease in the Surrender Charge may increase the Cash Surrender Value, depending on the Policy Account Value. After year 15, the Cash Surrender Value will be equal to the Policy Account Value.


                0538 IL99 ADL Monthly Hypothetical Illustration

FLEXIBLE PREMIUM
VARIABLE LIFE
$500,000 FACE AMOUNT

MALE, ISSUE AGE 35, STANDARD, NON-TOBACCO USER UNDERWRITING RISK
CLASS

OPTION A DEATH BENEFIT
PLANNED ANNUAL PREMIUM:  $4,120
USING CURRENT CHARGES, 6% GROSS INTEREST RATE

THE TABLE BELOW SHOWS THE MONTHLY PROGRESS OF THE POLICY ACCOUNT VALUE, THE CASH SURRENDER VALUE, AND THE DEATH BENEFIT FROM BEGINNING TO END OF YEAR 5. THE POLICY ACCOUNT VALUE AT THE END OF YEAR 4 IS $13,214.

                 BEGINNING OF      BEGINNING         GROSS                                                       MORTALITY &
                 MONTH POLICY       OF MONTH        PREMIUM      NET       ADMINISTRATIVE   COST OF INSURANCE     EXPENSE
YEAR   MONTH     ACCOUNT VALUE    DEATH BENEFIT       PAID     PREMIUM         CHARGE            CHARGE            CHARGE
-----------------------------------------------------------------------------------------------------------------------------
 5      49        $ 13,214         $ 500,000        $ 4,120     $ 3,873        $   37            $ 42.66           $ 11.34
 5      50        $ 17,059         $ 500,000        $   -       $   -          $   37            $ 42.66           $ 11.32
 5      51        $ 17,032         $ 500,000        $   -       $   -          $   37            $ 42.66           $ 11.30
 5      52        $ 17,005         $ 500,000        $   -       $   -          $   37            $ 42.67           $ 11.28
 5      53        $ 16,978         $ 500,000        $   -       $   -          $   37            $ 42.67           $ 11.26
 5      54        $ 16,950         $ 500,000        $   -       $   -          $   37            $ 42.67           $ 11.25
 5      55        $ 16,923         $ 500,000        $   -       $   -          $   37            $ 42.67           $ 11.23
 5      56        $ 16,895         $ 500,000        $   -       $   -          $   37            $ 42.68           $ 11.21
 5      57        $ 16,867         $ 500,000        $   -       $   -          $   37            $ 42.68           $ 11.19
 5      58        $ 16,839         $ 500,000        $   -       $   -          $   37            $ 42.68           $ 11.17
 5      59        $ 16,812         $ 500,000        $   -       $   -          $   37            $ 42.68           $ 11.15
 5      60        $ 16,784         $ 500,000        $   -       $   -          $   37            $ 42.69           $ 11.14



                  NET INVESTMENT   END OF MONTH POLICY     SURRENDER        END OF MONTH
YEAR   MONTH         EARNINGS         ACCOUNT VALUE          CHARGE      CASH SURRENDER VALUE
--------------------------------------------------------------------------------------------------
 5      49           $ 63.88           $ 17,059              $ 6,905           $ 10,154
 5      50           $ 63.78           $ 17,032              $ 6,905           $ 10,127
 5      51           $ 63.68           $ 17,005              $ 6,905           $ 10,100
 5      52           $ 63.58           $ 16,978              $ 6,905           $ 10,073
 5      53           $ 63.47           $ 16,950              $ 6,905           $ 10,045
 5      54           $ 63.37           $ 16,923              $ 6,905           $ 10,018
 5      55           $ 63.27           $ 16,895              $ 6,905           $  9,990
 5      56           $ 63.16           $ 16,867              $ 6,905           $  9,962
 5      57           $ 63.06           $ 16,839              $ 6,905           $  9,934
 5      58           $ 62.95           $ 16,812              $ 6,905           $  9,907
 5      59           $ 62.85           $ 16,784              $ 6,905           $  9,879
 5      60           $ 62.74           $ 16,755              $ 6,905           $  9,850

CALCULATION OF DEATH BENEFIT:

Under Option A, the Death Benefit is level and equal to the Face Amount. Under Option B, the Death Benefit is equal to the Face Amount plus the Policy Account Value. Under either Option, a higher Alternative Death Benefit may apply if the value in the policy reaches certain levels relative to the Face Amount. The Alternative Death Benefit is calculated by multiplying the Policy Account Value by a percentage specified in the policy. For example, in the beginning of policy month 49, the percentage is 250%. For this example, the Death Benefit is the maximum of $500,000 and 250%*$13,214 = $33,035. Therefore, the Death Benefit is $500,000.

CALCULATION OF NET PREMIUM:

The Net Premium equals the Gross Premium paid less the Premium Charge. The Premium Charge is 6% of each premium payment. Currently, we reduce this charge to 3% of each premium payment after an amount equal to ten Target Premiums has been paid. The Target Premium is actuarially determined for each policy, based on that policy's characteristics. For this hypothetical insured, the Target Premium is $8,220, so ten Target Premiums is $82,200. The policy has paid 5 premiums of $4,120, or $20,600. Hence, the insured has not yet paid 10 Target Premiums and the premium charge is 6%. Therefore, the Net Premium = Gross Premium*(1-Premium Charge) = $4,120*(1-.06) = $3,873.

CALCULATION OF CHARGES:

The Monthly Administrative Charge is $20 in each of the policy's first 12 months and a maximum charge of $10 in each subsequent month (currently we charge $7). We also charge an additional amount per $1,000 of initial base Policy Face Amount during the policy's first ten years. The amount charged per $1,000 varies with the insured's age at policy issue and is set forth in the policy. For example, for this illustration the current Monthly Administrative Charge in year 5 is equal to $7 per policy plus $0.06 per $1,000 of Face Amount, or $7+$0.06*$500,000/$1000 = $37. On a guaranteed basis, the Monthly Administrative Charge would be $10 per policy plus $0.06 per $1,000 of Face Amount, or $10+$0.06*$500,000/$1000 = $40.

The current Monthly Cost of Insurance Charge is determined by multiplying the current Cost of Insurance rate by the amount we have at risk under the policy. The Cost of Insurance rate varies depending on the specifics of the policy and the policy year. The maximum rates charged are set forth in the policy. The amount at risk is the difference between (a) the Death Benefit and (b) the then Total Account Value under the policy. For example, in policy month 49, the current Monthly Cost of Insurance rate is 0.00008833. Therefore, the Cost of Insurance Charge is 0.00008833*($500,000-($13,214+$3,873-$37)) = $42.66. On a
guaranteed basis, the maximum monthly rate for this insured is 0.00017833 and the maximum Cost of Insurance Charge would be 0.00017833*($500,000-($13,214+$3,873-$37)) = $86.13.

The Mortality and Expense Risk Charge is deducted from the Policy Account Value each month. In years 1 through 15, the maximum charge is 0.80% (annual rate) of the value in our variable investment options. During the first 15 years, we currently charge 0.80% (annual rate) of the value in our variable investment options up to $250,000, 0.70% (annual rate) of the value over $250,000 and up to $2 million, and 0.60% (annual rate) of the value over $2 million. For policy years 16 and later, the maximum charge is 0.50% (annual rate) of the value in our variable investment options. In policy years 16 and later, we currently charge 0.30% (annual rate) of the value in our variable investment options up to $250,000 and 0.20% (annual rate) of the value in our variable investment options over $250,000. For this example, it is assumed that 100% of the Policy Account Value is invested in our variable investment options. Therefore, in policy month 49, the current Mortality and Expense Risk Charge is (0.0080/12)*($13,214+$3,873-$37-$42.66) = $11.34. Because the Policy Account
Value is less than $250,000, the guaranteed Mortality and Expense Risk Charge is also (0.0080/12)*($13,214+$3,873-$37-$42.66) = $11.34.

               00460 IL02 Agent Monthly Hypothetical Illustration

CALCULATION OF NET INVESTMENT EARNINGS:

This illustration assumes that all of the Account Value is invested in Portfolios that acheive investment returns at a constant hypothetical gross annual rate of 6% (i.e., before any investment management fees, and other expenses of all of the underlying Portfolio assets). The net rate of return takes into consideration investment management fees equivalent to an annual charge of 0.77% and an assumed average asset charge for all other expenses of the underlying Portfolios equivalent to an effective annual rate of 0.55%. After the deduction of the arithmetic average of the investment management fees and other expenses of all of the underlying Portfolios, the corresponding net annual rate of return would be 4.60%. The net annual rate of return does not reflect the Mortality and Expense Risk Charge or other charges we deduct from the policy's value each month. However, the policy values shown above do reflect all charges. The net annual rates of return on a current basis and on a guaranteed basis are equal.

The monthly Net Investment Earnings is the monthly net rate of return times the Policy Account Value. The monthly net rate of return for this illustration is 0.3759%. The Net Investment Earnings in policy month 49, for example, is (0.3759%)*($13,214+$3,873-$37-$42.66-$11.34) = $63.88.

If the gross annual rate of return were 0%, the net annual rate of return would be -1.32%. Similarly, if the gross annual rate of return were 12%, the net annual rate of return would be 10.53%.

CALCULATION OF POLICY ACCOUNT VALUE:

The end of month Policy Account Value is equal to the beginning of month Policy Account Value plus the Net Premium, less Charges, plus Net Investment Earnings. For example, in policy month 49, the end of month policy account value is $13,214+$3,873-$37-$42.66-$11.34+$63.88 = $17,059.

CALCULATION OF CASH SURRENDER VALUE:

A Surrender Charge is deducted from the Account Value if the policy is surrendered during the first 10 policy years. The Cash Surrender Value is the Policy Account Value less the Surrender Charge. The amount of the Surrender Charge is set forth in the policy. For example, in policy month 49, the Surrender Charge for this illustration is $6,905. The Cash Surrender Value at the end of policy month 49 is $17,059-$6,905 = $10,154.

CALCULATION DIFFERENCES IN OTHER YEARS:

- Death Benefit: In later years, the Policy Account Value may become large enough such that the higher Alternative Death Benefit would apply and thus increase the Death Benefit payable.

- Net Premium: Once the policyholder has paid the equivalent of 10 Target Premiums, or $82,200 in this illustrative example, the premium charge on a current basis may be reduced to 3% and thus the Net Premium would be equal to the Gross Premium * (1-.03).

-    Monthly Charges:

     - The Monthly Administrative Charge is the same in years 2 through 10, and in years 11 and later. The calculation of the charges in year 1, years 2 through 10, and years 11 and later is described above.

     - As described above, the Monthly Cost of Insurance Charge depends on the Cost of Insurance Rate and the amount we have at risk under the policy. The Cost of Insurance Rate generally increases from one policy year to the next. This happens automatically because of the insured person's increasing age. The amount we have at risk under the policy may increase or decrease over time. If the amount we have at risk under the policy increases, the Monthly Cost of Insurance Charge will increase.

     - The Mortality and Expense Risk Charge depends on the Mortality and Expense Risk Charge rate and the amount of the Policy Account Value invested in our variable investment options. As described above, the Mortality and Expense Risk Charge Rate is different in years 1 through 15, and years 16 and later. If the Policy Account Value invested in our variable investment options grows, the Mortality and Expense Risk Charge deducted will be higher. However, if the Policy Account Value invested in our variable investment options increases above $250,000 or above $2,000,000, the Risk Charge Rate on a current basis may be reduced as described above.

- Net Investment Earnings: The monthly Net Investment Earnings is the monthly net rate of return times the Policy Account Value. The monthly net rate of return does not vary by year for this illustration. If the Policy Account Value increases or decreases, the Net Investment Earnings will increase or decrease, respectively.

- Policy Account Value: The calculation of the Policy Account Value does not vary by year. The Policy Account Value will increase or decrease over time depending on the Net Premiums paid, the Charges deducted, and the Net Investment Earnings.

- Cash Surrender Value: The Surrender Charge is level in years 1 through 6 and then decreases each month until the end of year 10, after which is it zero. The decrease in the Surrender Charge may increase the Cash Surrender Value, depending on the Policy Account Value. After year 10, the Cash Surrender Value will be equal to the Policy Account Value.


               00460 IL02 Agent Monthly Hypothetical Illustration

FLEXIBLE PREMIUM VARIABLE LIFE
$500,000 FACE AMOUNT

MALE, ISSUE AGE 35, STANDARD,  NON-TOBACCO USER UNDERWRITING RISK
CLASS

OPTION A DEATH BENEFIT
PLANNED ANNUAL PREMIUM:  $4,120
USING CURRENT CHARGES, 6% GROSS INTEREST RATE

THE TABLE BELOW SHOWS THE MONTHLY PROGRESS OF THE POLICY ACCOUNT VALUE, THE CASH SURRENDER VALUE, AND THE DEATH BENEFIT FROM BEGINNING TO END OF YEAR 5. THE POLICY ACCOUNT VALUE AT THE END OF YEAR 4 IS $13,246.

                 BEGINNING OF      BEGINNING          GROSS                                                         MORTALITY &
                 MONTH POLICY       OF MONTH         PREMIUM        NET       ADMINISTRATIVE   COST OF INSURANCE      EXPENSE
YEAR   MONTH     ACCOUNT VALUE    DEATH BENEFIT        PAID       PREMIUM         CHARGE            CHARGE             CHARGE
--------------------------------------------------------------------------------------------------------------------------------
 5      49         $ 13,246        $ 500,000         $ 4,120     $ 3,873        $   37            $ 42.66             $ 11.36
 5      50         $ 17,093        $ 500,000         $   -       $   -          $   37            $ 42.66             $ 11.34
 5      51         $ 17,067        $ 500,000         $   -       $   -          $   37            $ 42.66             $ 11.32
 5      52         $ 17,042        $ 500,000         $   -       $   -          $   37            $ 42.66             $ 11.31
 5      53         $ 17,016        $ 500,000         $   -       $   -          $   37            $ 42.67             $ 11.29
 5      54         $ 16,990        $ 500,000         $   -       $   -          $   37            $ 42.67             $ 11.27
 5      55         $ 16,963        $ 500,000         $   -       $   -          $   37            $ 42.67             $ 11.26
 5      56         $ 16,937        $ 500,000         $   -       $   -          $   37            $ 42.67             $ 11.24
 5      57         $ 16,911        $ 500,000         $   -       $   -          $   37            $ 42.67             $ 11.22
 5      58         $ 16,885        $ 500,000         $   -       $   -          $   37            $ 42.68             $ 11.20
 5      59         $ 16,858        $ 500,000         $   -       $   -          $   37            $ 42.68             $ 11.18
 5      60         $ 16,831        $ 500,000         $   -       $   -          $   37            $ 42.68             $ 11.17

                  NET INVESTMENT   END OF MONTH POLICY     SURRENDER        END OF MONTH
YEAR   MONTH         EARNINGS         ACCOUNT VALUE          CHARGE      CASH SURRENDER VALUE
--------------------------------------------------------------------------------------------------
 5      49           $ 65.30           $ 17,093             $ 6,905           $ 10,188
 5      50           $ 65.21           $ 17,067             $ 6,905           $ 10,162
 5      51           $ 65.11           $ 17,042             $ 6,905           $ 10,137
 5      52           $ 65.01           $ 17,016             $ 6,905           $ 10,111
 5      53           $ 64.91           $ 16,990             $ 6,905           $ 10,085
 5      54           $ 64.81           $ 16,963             $ 6,905           $ 10,058
 5      55           $ 64.71           $ 16,937             $ 6,905           $ 10,032
 5      56           $ 64.61           $ 16,911             $ 6,905           $ 10,006
 5      57           $ 64.51           $ 16,885             $ 6,905           $  9,980
 5      58           $ 64.41           $ 16,858             $ 6,905           $  9,953
 5      59           $ 64.30           $ 16,831             $ 6,905           $  9,926
 5      60           $ 64.20           $ 16,805             $ 6,905           $  9,900

CALCULATION OF DEATH BENEFIT:

Under Option A, the Death Benefit is level and equal to the Face Amount. Under Option B, the Death Benefit is equal to the Face Amount plus the Policy Account Value. Under either Option, a higher Alternative Death Benefit may apply if the value in the policy reaches certain levels relative to the Face Amount. The Alternative Death Benefit is calculated by multiplying the Policy Account Value by a percentage specified in the policy. For example, in the beginning of policy month 49, the percentage is 250%. For this example, the Death Benefit is the maximum of $500,000 and 250%*$13,246 = $33,115. Therefore, the Death Benefit is $500,000.

CALCULATION OF NET PREMIUM:

The Net Premium equals the Gross Premium paid less the Premium Charge. The Premium Charge is 6% of each premium payment. Currently, we reduce this charge to 3% of each premium payment after an amount equal to ten Target Premiums has been paid. The Target Premium is actuarially determined for each policy, based on that policy's characteristics. For this hypothetical insured, the Target Premium is $8,220, so ten Target Premiums is $82,200. The policy has paid 5 premiums of $4,120, or $20,600. Hence, the insured has not yet paid 10 Target Premiums and the premium charge is 6%. Therefore, the Net Premium = Gross Premium*(1-Premium Charge) = $4,120*(1-.06) = $3,873.

CALCULATION OF CHARGES:

The Monthly Administrative Charge is $20 in each of the policy's first 12 months and a maximum charge of $10 in each subsequent month (currently we charge $7). We also charge an additional amount per $1,000 of initial base Policy Face Amount during the policy's first ten years. The amount charged per $1,000 varies with the insured's age at policy issue and is set forth in the policy. For example, for this illustration the current Monthly Administrative Charge in year 5 is equal to $7 per policy plus $0.06 per $1,000 of Face Amount, or $7+$0.06*$500,000/$1000 = $37. On a guaranteed basis, the Monthly Administrative Charge would be $10 per policy plus $0.06 per $1,000 of Face Amount, or $10+$0.06*$500,000/$1000 = $40.

The current Monthly Cost of Insurance Charge is determined by multiplying the current Cost of Insurance rate by the amount we have at risk under the policy. The Cost of Insurance rate varies depending on the specifics of the policy and the policy year. The maximum rates charged are set forth in the policy. The amount at risk is the difference between (a) the Death Benefit and (b) the then Total Account Value under the policy. For example, in policy month 49, the current Monthly Cost of Insurance rate is 0.00008833. Therefore, the Cost of Insurance Charge is 0.00008833*($500,000-($13,246+$3,873-$37)) = $42.66. On a
guaranteed basis, the maximum monthly rate for this insured is 0.00017833 and the maximum Cost of Insurance Charge would be 0.00017833*($500,000-($13,246+$3,873-$37)) = $86.13.

The Mortality and Expense Risk Charge is deducted from the Policy Account Value each month. In years 1 through 15, the maximum charge is 0.80% (annual rate) of the value in our variable investment options. During the first 15 years, we currently charge 0.80% (annual rate) of the value in our variable investment options up to $250,000, 0.70% (annual rate) of the value over $250,000 and up to $2 million, and 0.60% (annual rate) of the value over $2 million. For policy years 16 and later, the maximum charge is 0.50% (annual rate) of the value in our variable investment options. In policy years 16 and later, we currently charge 0.30% (annual rate) of the value in our variable investment options up to $250,000 and 0.20% (annual rate) of the value in our variable investment options over $250,000. For this example, it is assumed that 100% of the Policy Account Value is invested in our variable investment options. Therefore, in policy month 49, the current Mortality and Expense Risk Charge is (0.0080/12)*($13,246+$3,873-$37-$42.66) = $11.36. Because the Policy Account
Value is less than $250,000, the guaranteed Mortality and Expense Risk Charge is also (0.0080/12)*($13,246+$3,873-$37-$42.66) = $11.36.


                00539 IL02 ADL Monthly Hypothetical Illustration

CALCULATION OF NET INVESTMENT EARNINGS:

This illustration assumes that all of the Account Value is invested in Portfolios that achieve investment returns at a constant hypothetical gross annual rate of 6% (i.e., before any investment management fees, and other expenses of all of the underlying Portfolio assets). The net rate of return takes into consideration investment management fees equivalent to an annual charge of 0.75% and an assumed average asset charge for all other expenses of the underlying Portfolios equivalent to an effective annual rate of 0.48%. After the deduction of the arithmetic average of the investment management fees and other expenses of all of the underlying Portfolios, the corresponding net annual rate of return would be 4.70%. The net annual rate of return does not reflect the Mortality and Expense Risk Charge or other charges we deduct from the policy's value each month. However, the policy values shown above do reflect all charges. The net annual rates of return on a current basis and on a guaranteed basis are equal.

The monthly Net Investment Earnings is the monthly net rate of return times the Policy Account Value. The monthly net rate of return for this illustration is 0.3835%. The Net Investment Earnings in policy month 49, for example, is (0.3835%)*($13,246+$3,873-$37-$42.66-$11.36) = $65.30.

If the gross annual rate of return were 0%, the net annual rate of return would be -1.23%. Similarly, if the gross annual rate of return were 12%, the net annual rate of return would be 10.63%.

Calculation of Policy Account Value:

The end of month Policy Account Value is equal to the beginning of month Policy Account Value plus the Net Premium, less Charges, plus Net Investment Earnings. For example, in policy month 49, the end of month Policy Account Value is $13,246+$3,873-$37-$42.66-$11.36+$65.30 = $17,093.

CALCULATION OF CASH SURRENDER VALUE:

A Surrender Charge is deducted from the Account Value if the policy is surrendered during the first 10 policy years. The Cash Surrender Value is the Policy Account Value less the Surrender Charge. The amount of the Surrender Charge is set forth in the policy. For example, in policy month 49, the Surrender Charge for this illustration is $6,905. The Cash Surrender Value at the end of policy month 49 is $17,093-$6,905 = $10,188.

CALCULATION DIFFERENCES IN OTHER YEARS:

- Death Benefit: In later years, the Policy Account Value may become large enough such that the higher Alternative Death Benefit would apply and thus increase the Death Benefit payable.

- Net Premium: Once the policyholder has paid the equivalent of 10 Target Premiums, or $82,200 in this illustrative example, the premium charge on a current basis may be reduced to 3% and thus the Net Premium would be equal to the Gross Premium * (1-.03).

-    Monthly Charges:

     - The Monthly Administrative Charge is the same in years 2 through 10, and in years 11 and later. The calculation of the charges in year 1, years 2 through 10, and years 11 and later is described above.

     - As described above, the Monthly Cost of Insurance Charge depends on the Cost of Insurance Rate and the amount we have at risk under the policy. The Cost of Insurance Rate generally increases from one policy year to the next. This happens automatically because of the insured person's increasing age. The amount we have at risk under the policy may increase or decrease over time. If the amount we have at risk under the policy increases, the Monthly Cost of Insurance Charge will increase.

     - The Mortality and Expense Risk Charge depends on the Mortality and Expense Risk Charge rate and the amount of the Policy Account Value invested in our variable investment options. As described above, the Mortality and Expense Risk Charge Rate is different in years 1 through 15, and years 16 and later. If the Policy Account Value invested in our variable investment options grows, the Mortality and Expense Risk Charge deducted will be higher. However, if the Policy Account Value invested in our variable investment options increases above $250,000 or above $2,000,000, the Risk Charge Rate on a current basis may be reduced as described above.

- Net Investment Earnings: The monthly Net Investment Earnings is the monthly net rate of return times the Policy Account Value. The monthly net rate of return does not vary by year for this illustration. If the Policy Account Value increases or decreases, the Net Investment Earnings will increase or decrease, respectively.

- Policy Account Value: The calculation of the Policy Account Value does not vary by year. The Policy Account Value will increase or decrease over time depending on the Net Premiums paid, the Charges deducted, and the Net Investment Earnings.

- Cash Surrender Value: The Surrender Charge is level in years 1 through 6 and then decreases each month until the end of year 10, after which is it zero. The decrease in the Surrender Charge may increase the Cash Surrender Value, depending on the Policy Account Value. After year 10, the Cash Surrender Value will be equal to the Policy Account Value.

                00539 IL02 ADL Monthly Hypothetical Illustration

FLEXIBLE PREMIUM VARIABLE LIFE
$2,500,000 FACE AMOUNT

MALE, ISSUE AGE 45, GUARANTEED ISSUE,  NON-TOBACCO USER UNDERWRITING RISK CLASS

OPTION A DEATH BENEFIT
PLANNED ANNUAL PREMIUM:  $35,600
USING CURRENT CHARGES, 6% GROSS INTEREST RATE

THE TABLE BELOW SHOWS THE MONTHLY PROGRESS OF THE POLICY ACCOUNT VALUE, THE CASH SURRENDER VALUE, AND THE DEATH BENEFIT FROM BEGINNING TO END OF YEAR 5. THE POLICY ACCOUNT VALUE AT THE END OF YEAR 4 IS $112,960

                                                                                       DEATH
                BEGINNING OF    BEGINNING OF                                          BENEFIT                 COST OF    MORTALITY &
                MONTH POLICY    MONTH DEATH     GROSS         NET   ADMINISTRATIVE   GUARANTEE               INSURANCE     EXPENSE
YEAR    MONTH   ACCOUNT VALUE     BENEFIT    PREMIUM PAID   PREMIUM     CHARGE         CHARGE  SALES CHARGE    CHARGE       CHARGE
------------------------------------------------------------------------------------------------------------------------------------
5       49        $112,960       $2,500,000   $35,600        $34,888     $6            $25         $178       $889.97      $73.37
5       50        $147,241       $2,500,000   $     0        $     0     $6            $25         $178       $890.20      $73.07
5       51        $146,631       $2,500,000   $     0        $     0     $6            $25         $178       $890.43      $72.77
5       52        $146,019       $2,500,000   $     0        $     0     $6            $25         $178       $890.66      $72.46
5       53        $145,405       $2,500,000   $     0        $     0     $6            $25         $178       $890.89      $72.15
5       54        $144,789       $2,500,000   $     0        $     0     $6            $25         $178       $891.13      $71.84
5       55        $144,170       $2,500,000   $     0        $     0     $6            $25         $178       $891.36      $71.54
5       56        $143,549       $2,500,000   $     0        $     0     $6            $25         $178       $891.60      $71.22
5       57        $142,925       $2,500,000   $     0        $     0     $6            $25         $178       $891.83      $70.91
5       58        $142,300       $2,500,000   $     0        $     0     $6            $25         $178       $892.07      $70.60
5       59        $141,672       $2,500,000   $     0        $     0     $6            $25         $178       $892.31      $70.29
5       60        $141,041       $2,500,000   $     0        $     0     $6            $25         $178       $892.54      $69.97





                                                                 END OF MONTH
                   NET          END OF MONTH                        CASH
                INVESTMENT         POLICY        SURRENDER        SURRENDER
YEAR    MONTH    EARNINGS       ACCOUNT VALUE      CHARGE           VALUE
--------------------------------------------------------------------------------
5       49         $564.96          $147,241        $10,009         $137,231
5       50         $562.62          $146,631        $10,009         $136,622
5       51         $560.28          $146,019        $10,009         $136,010
5       52         $557.92          $145,405        $10,009         $135,396
5       53         $555.55          $144,789        $10,009         $134,780
5       54         $553.18          $144,170        $10,009         $134,161
5       55         $550.80          $143,549        $10,009         $133,540
5       56         $548.41          $142,925        $10,009         $132,916
5       57         $546.00          $142,300        $10,009         $132,291
5       58         $543.59          $141,672        $10,009         $131,663
5       59         $541.18          $141,041        $10,009         $131,032
5       60         $538.75          $140,408        $10,009         $130,399

CALCULATION OF DEATH BENEFIT
Under Option A, the Death Benefit is level and equal to the Face Amount. Under Option B, the Death Benefit is equal to the Face Amount plus the Policy Account Value. Under either option, a higher Alternative Death Benefit may apply if the value in the policy reaches certain levels relative to the face amount. The Alternative Death Benefit is calculated by multiplying the Policy Account Value by a percentage specified in the policy. For example, in the beginning of policy month 49, the percentage is 191%. For this example, the Death Benefit is the maximum of $2,500,000 and 191%*$112,960=$215,754. Therefore, the Death Benefit is $2,500,000.

CALCULATION OF NET PREMIUM:
  The Net Premium equals the Gross Premium paid less the Charge for Tax. Note:
  This Tax Charge varies by state of issue. For this example, we assumed a 2% Tax Charge. Therefore, Net Premium = Gross Premium * (1 - Tax Charge) = $35,600*(1-.02)= $34,888.

CALCULATION OF CHARGES:
  The Monthly Administrative Charge is $25 in each of the policy's first 12 months and a maximum charge of $10 in each subsequent month (currently we charge $6).

  The Sales Charge is equal to .005 of the SLTP in the first 10 years, but the cumulative sales charge paid to date will never exceed 6% of the cumulative premiums. For this example, the SLTP is $35,600, the cumulative premiums is $178,000 and the cumulative sales charge paid to date is $8,544.Therefore, the Sales Charge is equal to minimum of (.005 x $35,600 or [(.06 *$178,000)- $8,544]) = min($178, $2,136) = $178 per month.

  The current Monthly Cost of Insurance Charge is determined by multiplying the current Cost of Insurance rate by the amount we have at risk under the policy. The Cost of Insurance rate varies depending on the specifics of the policy and the policy year. The maximum rates charged are set forth in the policy. The amount at risk is the difference between (a) the Death Benefit and (b) the then Total Account Value under the policy. For example, in policy month 49, the current Monthly Cost of Insurance rate is .00037833. Therefore, the Cost of Insurance charge is .00037833*($2,500,000-($112,960+$34,888-(6+25+178)))=
  $889.97. On a guaranteed basis, the maximum monthly charge is also .00037833 and the maximum Cost of Insurance charge would be $889.97.

  The Mortality and Expense Risk Charge is deducted from the Policy Account Value each month. The maximum charge is 0.90% (annual rate) of the value in our investment options. We currently charge 0.60% (annual rate) of the value in our investment options. For example, in policy month 49, the current Mortality and Expense risk charge is (.006/12)* ($112,960+$34,888-$6-$25-$178-$889.97)= $73.37.

0464 IL COLI
DBO A Monthly Hypothetical Illustration

CALCULATION OF NET INVESTMENT EARNINGS:
  This illustration assumes that all of the Account Value is invested in Portfolios that achieve investment returns at a constant hypothetical gross annual rate of 6% (i.e., before any investment management fees and other expenses of all of the underlying Portfolio assets). The net annual rate of return takes into consideration investment management fees equivalent to an annual charge of 0.67% and an assumed average asset charge for all other expenses of the underlying Portfolios equivalent to an effective annual rate of 0.54%. After the deduction of the arithmetic average of the investment management fees and other expenses of all the underlying portfolios, the corresponding net annual rate of return would be 4.72%. The net annual rate of return does not reflect the mortality and expense risk charge or other charges we deduct from the policy's value each month. However, the policy values shown do reflect all charges. The net annual rates of return on a current basis and on a guaranteed basis are equal.

  The monthly net investment earnings is the monthly net rate of return times the Policy Account Value. The monthly net rate of return is .385177%. The Net Investment Earnings in policy month 49, for example, is .385177%*($112,960+$34,888-$6-$25-$178-$889.97-$73.37)= $564.96

  If the gross annual rate of return were 0%, the net annual rate of return would be -1.21%. Similarly, if the gross annual rate of return were 12%, the net annual rate of return would be 10.65%.

CALCULATION OF POLICY ACCOUNT VALUE
  The end of month policy account value is equal to the beginning of month policy account value plus the net premium less charges, plus net investment earnings. For example, in policy month 49, the end of month policy account value is $112,960+$34,888-$6-$25-$178-$889.97-$73.37+$564.96=$147,241.

CALCULATION OF CASH SURRENDER VALUE
  A Surrender Charge is deducted from the Account Value if the policy is surrendered during the first 15 policy years. The Cash Surrender Value is the Policy Account Value less the Surrender Charge. The amount of the surrender charge is set forth in the policy. For example, the Surrender Charge is the lesser of (.66 x one target premium of $34,150) or [(.24*target premium paid in first policy year of $34,150)+(.03*additional premium paid to date of $143,850 )] times the applicable percentage of .8 = min($22,539, $12,511.50) x .8 = $10,009.20. The cash surrender value at the end of policy month 49 is $147,241-$10,009 = $137,231.

 CALCULATION DIFFERENCES IN OTHER YEARS:
- Death Benefit: In later years, the Policy Account Value may become large enough such that the higher Alternative Death Benefit would apply and thus increase the Death Benefit payable.

- Monthly Charges:
  - The Monthly Administrative Charge is the same in years 2 and later. The calculation of the charges in year 1 and in years 2 and later is described above.
  - As described above, the Monthly Cost of Insurance Charge depends on the Cost of Insurance Rate and the amount we have at risk under the policy. The Cost of Insurance Rate generally increases from one policy year to the next.
       This happens automatically because of the insured person's increasing age. The amount we have at risk under the policy may increase or decrease over time. If the amount we have at risk under the policy increases, the Monthly Cost of Insurance Charge will increase.
  - The Mortality and Expense Risk Charge depends on the Mortality and Expense Risk Charge rate and the amount of the Policy Account Value invested in our investment options. If the Policy Account Value invested in our investment options grows, the Mortality and Expense Risk Charge deducted will be higher.

  - Net Investment Earnings: The monthly Net Investment Earnings is the monthly net rate of return times the Policy Account Value. The monthly net rate of return does not vary by year for this illustration. If the Policy Account Value increase or decreases, the Net Investment Earnings will increase or decrease, respectively.

  - Policy Account Value: The calculation of the Policy Account Value does not vary by year. The Policy Account Value will increase or decrease over time depending on the Net premiums paid, the Charges deducted, and the Net Investment Earnings.

  - Cash Surrender Value: The calculation of the surrender charge is the same during the first 15 policy years, except that the applicable percentage varies by year. After 15 years, the surrender charge will be zero and the cash surrender value will be equal to the policy account value.

0464 IL COLI
DBO A Monthly Hypothetical Illustration